Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Third Quarter 2019 Results, Appoints Two New Directors and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•	Cogent approved a $0.02 increase per share to its regular quarterly dividend to $0.64 per share for Q4 2019 from $0.62 per share for Q3 2019 - the twenty-ninth consecutive quarterly dividend increase.
o	The Q4 2019 $0.64 dividend per share represents an annual increase of 14.3% from the dividend per share of $0.56 for Q4 2018.
•	Service revenue, on a constant currency basis, increased by 1.7% from Q2 2019 to Q3 2019 and increased from Q3 2018 to Q3 2019 by 6.0%.
o	Service revenue increased by 1.6% from Q2 2019 to Q3 2019 and increased from Q3 2018 to Q3 2019 by 5.2%.
•	GAAP gross profit increased by 11.6% from Q3 2018 to $61.7 million for Q3 2019 and non-GAAP gross profit increased by 8.2% from Q3 2018 to $82.0 million for Q3 2019.
o	GAAP gross margin increased by 250 basis points from Q3 2018 to Q3 2019 to 45.0% and non-GAAP gross margin increased by 170 basis points from Q3 2018 to Q3 2019 to 59.9%.
•	SG&A expenses decreased by 6.7% from $38.6 million for Q2 2019 to $36.0 million for Q3 2019.
•	EBITDA increased by 7.6% from Q3 2018 to $50.5 million for Q3 2019 and increased by 7.2% from Q3 2018.
o	EBITDA margin increased by 80 basis points from Q3 2018 to 36.9% for Q3 2019 and increased by 200 basis points from Q2 2019.
•	Net cash provided by operating activities increased by 10.2% to $102.7 million for the nine months ended September 30, 2019 from the nine months ended September 30, 2018.

[WASHINGTON, D.C. November 7, 2019] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $136.9 million for the three months ended September 30, 2019, an increase of 5.2% from the three months ended September 30, 2018 and an increase of 1.6% from the three months ended June 30, 2019. Foreign exchange negatively impacted service revenue growth from the three months ended June 30, 2019 to the three months ended September 30, 2019 by $0.2 million and negatively impacted service revenue growth from the three months ended September 30, 2018 to the three months ended September 30, 2019 by $1.1 million. On a constant currency basis, service revenue grew by 1.7% from the three months ended June 30, 2019 to the three months ended September 30, 2019 and grew by 6.0% from the three months ended September 30, 2018 to the three months ended September 30, 2019.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $99.4 million for the three months ended September 30, 2019; an increase of 2.0% from the three months ended June 30, 2019 and an increase of 6.0% over the three months ended September 30, 2018.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $37.4 million for the three months ended September 30, 2019; an increase of 0.6% over the three months ended June 30, 2019 and an increase of 3.4% over the three months ended September 30, 2018.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 11.6% from the three months ended September 30, 2018 to $61.7 million for the three months ended September 30, 2019 and increased by 2.1% from the three months ended June 30, 2019. GAAP gross margin was 45.0% for the three months ended September 30, 2019, 42.5% for the three months ended September 30, 2018 and 44.8% for the three months ended June 30, 2019. Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $4.0 million for the three months ended September 30, 2019, $3.2 million for the three months ended June 30, 2019 and $3.0 million for the three months ended September 30, 2018.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 8.2% from the three months ended September 30, 2018 to $82.0 million for the three months ended September 30, 2019 and increased by 1.7% from the three months ended June 30, 2019. Non-GAAP gross profit margin was 59.9% for the three months ended September 30, 2019, 58.2% for the three months ended September 30, 2018 and 59.8% for the three months ended June 30, 2019.

Net cash provided by operating activities increased by 5.3% from the three months ended September 30, 2018 to $33.4 million for the three months ended September 30, 2019 and decreased by 17.7% from the three months ended June 30, 2019.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 7.6% from the three months ended September 30, 2018 to $50.5 million for the three months ended September 30, 2019 and increased by 7.2% from the three months ended June 30, 2019. EBITDA margin was 36.9% for the three months ended September 30, 2019, 36.1% for the three months ended September 30, 2018 and 34.9% for the three months ended June 30, 2019.

EBITDA, as adjusted, increased by 6.9% from the three months ended September 30, 2018 to $50.6 million for the three months ended September 30, 2019 and increased by 7.0% from the three months ended June 30, 2019. EBITDA, as adjusted, margin was 37.0% for the three months ended September 30, 2019, 36.4% for the three months ended September 30, 2018 and 35.1% for the three months ended June 30, 2019.

Basic and diluted net income per share was $0.30 for the three months ended September 30, 2019, $0.18 for the three months ended September 30, 2018 and $0.16 for the three months ended June 30, 2019. Unrealized foreign exchange gains on Cogent’s €135 million notes were $6.1 million for the three months ended September 30, 2019, or $0.13 per basic and diluted net income per share.

Total customer connections increased by 9.3% from September 30, 2018 to 85,692 as of September 30, 2019 and increased by 1.9% from June 30, 2019. On-net customer connections increased by 9.6% from September 30, 2018 to 73,870 as of September 30, 2019 and increased by 2.0% from June 30, 2019. Off-net customer connections increased by 7.5% from September 30, 2018 to 11,503 as of September 30, 2019 and increased by 1.6% from June 30, 2019.

The number of on-net buildings increased by 136 on-net buildings from September 30, 2018 to 2,771 on-net buildings as of September 30, 2019 and increased by 34 on-net buildings from June 30, 2019.

Appointment of New Directors of Cogent Communications Holdings, Inc.

On November 4, 2019, Messrs. Richard Liebhaber and Timothy Weingarten resigned from the Board of Directors (the “Board”) of Cogent. These resignations did not involve any disagreements with Cogent. Upon recommendation of the Nominating and Corporate Governance Committee, the Board appointed Sheryl Kennedy and Carolyn Katz to serve as directors of Cogent, effective November 5, 2019.

Ms. Kennedy, age 64, is non-executive Chair of Promontory Financial Group Canada, an IBM Company that provides consulting services to the financial services industry.  She is also Vice Chair of the Canadian Public Accountability Board and a Director of the CLS Group Holdings AG and CLS Bank International Board of Directors, serving on the Audit and Finance and the Nominating and Governance Committees. From 1994 to 2008 she was Deputy Governor of the Bank of Canada and chaired the Markets Committee at the Bank for International Settlements in Basel, Switzerland from 2003 to 2006.  She also served as Senior Advisor for International Strategy for Scotiabank in 2006.  Prior to her time with the Bank of Canada, Kennedy worked in the Canadian federal Department of Finance and served as Finance Counsellor at the Canadian Embassy in Paris, France.  Ms. Kennedy serves on the University of Waterloo Board of Governors and its Audit and Risk and Finance and Investment Committees, is a Trustee of the Anglican Church of Canada General Synod Pension Plan and is Vice Chair of the Mothers Matter Centre.

Ms. Katz, age 57, has served on the boards of several public and private companies since 2000. She has been a director of Vonage Holdings Corp (NYSE: VG) since 2014, where she is a member of the Audit and Compensation committees. From 2004 to 2017 she was also a director of American Tower Corporation, a provider of international communications infrastructure, where she was a member of the Audit committee. From 2002 to 2015 she was a director of NII Holdings, a multinational cellular telecommunications company, where she served as lead director, chair of the Audit committee and was a member of the Finance and Corporate Governance and Nominating committees. From 2000 to 2004 she was a director of Universal Access, serving on the Audit Committee. From 2000 to 2001 Ms. Katz served as a principal of Providence Equity Partners Inc., a private investment firm specializing in equity investments in telecommunications and media companies. From June 1984 to April 2000, she worked at Goldman, Sachs & Co., ending her tenure there as a managing director and co-head of Emerging Communications. She is a graduate of Princeton University.

Quarterly Dividend Increase Approved

On November 5, 2019, the Board approved a regular quarterly dividend of $0.64 per common share payable on December 9, 2019 to shareholders of record on November 22, 2019. This fourth quarter 2019 regular dividend represents a 3.2% increase of $0.02 per share from the third quarter 2019 regular dividend of $0.62 per share and an annual increase of 14.3% from the Q4 2018 dividend of $0.56 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by the Board.

Extension of Share Buy-back Program

On November 5, 2019, the Board extended Cogent’s share buy-back program to December 31, 2020.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on November 7, 2019 to discuss Cogent’s operating results for the third quarter of 2019 and to discuss Cogent’s expectations for full year 2019. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in over 200 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

Metric ($ in 000’s, except share and per share data) – unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019
On-Net revenue	$92,387	$93,026	$93,790	$95,351	$97,183	$97,472	$99,416
% Change from previous Qtr.	3.4%	0.7%	0.8%	1.7%	1.9%	0.3%	2.0%
Off-Net revenue	$36,144	$36,107	$36,202	$36,551	$36,843	$37,191	$37,418
% Change from previous Qtr.	1.4%	-0.1%	0.3%	1.0%	0.8%	0.9%	0.6%
Non-Core revenue (1)	$175	$163	$147	$147	$111	$126	$108
% Change from previous Qtr.	-7.9%	-6.9%	-9.8%	-%	-24.5%	13.5%	-14.3%
Service revenue – total	$128,706	$129,296	$130,139	$132,049	$134,137	$134,789	$136,942
% Change from previous Qtr.	2.8%	0.5%	0.7%	1.5%	1.6%	0.5%	1.6%
Constant currency total revenue quarterly growth rate – sequential quarters (6)	2.0%	1.1%	1.1%	1.8%	1.7%	0.7%	1.7%
Constant currency total revenue quarterly growth rate – year over year quarters (6)	7.0%	6.3%	6.2%	6.2%	5.8%	5.4%	6.0%
Network operations expenses (2)	$54,686	$54,147	$54,365	$55,436	$53,970	$54,181	$54,971
% Change from previous Qtr.	1.8%	-1.0%	0.4%	2.0%	-2.6%	0.4%	1.5%
GAAP gross profit (3)	$54,043	$54,701	$55,248	$55,437	$59,724	$60,403	$61,683
% Change from previous Qtr.	4.0%	1.2%	1.0%	0.3%	7.7%	1.1%	2.1%
GAAP gross margin (3)	42.0%	42.3%	42.5%	42.0%	44.5%	44.8%	45.0%
Non-GAAP gross profit (4) (6)	$74,020	$75,149	$75,774	$76,613	$80,167	$80,608	$81,971
% Change from previous Qtr.	3.6%	1.5%	0.8%	1.1%	4.6%	0.6%	1.7%
Non-GAAP gross margin (4) (6)	57.5%	58.1%	58.2%	58.0%	59.8%	59.8%	59.9%
Selling, general and administrative expenses (5)	$29,928	$29,241	$28,838	$29,034	$32,568	$33,503	$31,456
% Change from previous Qtr.	6.0%	-2.3%	-1.4%	0.7%	12.2%	2.9%	-6.1%
Depreciation and amortization expense	$19,788	$20,216	$20,276	$20,952	$20,263	$19,979	$20,006
% Change from previous Qtr.	2.3%	2.2%	0.3%	3.3%	-3.3%	-1.4%	0.1%
Equity-based compensation expense	$3,784	$4,695	$4,821	$4,408	$3,434	$5,289	$4,797
% Change from previous Qtr.	2.7%	24.1%	2.7%	-8.6%	-22.1%	54.0%	-9.3%
Operating income	$20,637	$21,354	$22,255	$22,311	$24,400	$22,022	$25,799
% Change from previous Qtr.	0.5%	3.5%	4.2%	0.3%	9.4%	-9.7%	17.2%
Interest expense	$12,408	$12,373	$12,767	$13,508	$13,456	$13,595	$15,191
% Change from previous Qtr.	1.5%	-0.3%	3.2%	5.8%	-0.4%	1.0%	11.7%
Net income	$6,784	$6,552	$8,231	$7,100	$9,217	$7,136	$13,701
Basic net income per common share	$0.15	$0.15	$0.18	$0.16	$0.20	$0.16	$0.30
Diluted net income per common share	$0.15	$0.14	$0.18	$0.16	$0.20	$0.16	$0.30
Weighted average common shares – basic	44,923,973	45,016,767	45,105,830	45,284,481	45,223,157	45,354,327	45,438,656
% Change from previous Qtr.	0.2%	0.2%	0.2%	0.4%	-0.1%	0.3%	0.2%
Weighted average common shares – diluted	45,294,697	45,536,473	45,699,635	45,803,418	45,644,236	45,912,291	46,019,691
% Change from previous Qtr.	1.0%	0.5%	0.4%	0.2%	-0.3%	0.6%	0.2%
EBITDA (6)	$44,092	$45,908	$46,936	$47,579	$47,561	$47,105	$50,515
% Change from previous Qtr.	2.0%	4.1%	2.2%	1.4%	-%	-1.0%	7.2%
EBITDA margin	34.3%	35.5%	36.1%	36.0%	35.5%	34.9%	36.9%
Gains on asset related transactions	$117	$357	$416	$92	$536	$185	$87
EBITDA, as adjusted (6)	$44,209	$46,265	$47,352	$47,671	$48,097	$47,290	$50,602
% Change from previous Qtr.	1.5%	4.7%	2.3%	0.7%	0.9%	-1.7%	7.0%
EBITDA, as adjusted, margin	34.3%	35.8%	36.4%	36.1%	35.9%	35.1%	37.0%
Fees – net neutrality	$14	$39	$108	$16	$-	$-	$-
Net cash provided by operating activities	$30,179	$31,271	$31,745	$40,726	$28,637	$40,632	$33,443
% Change from previous Qtr.	-3.8%	3.6%	1.5%	28.3%	-29.7%	41.9%	-17.7%
Capital expenditures	$14,905	$11,988	$12,107	$10,937	$13,288	$11,720	$12,051
% Change from previous Qtr.	40.4%	-19.6%	1.0%	-9.7%	21.5%	-11.8%	2.8%
Principal payments of capital (finance) lease obligations	$2,304	$3,755	$2,099	$2,128	$3,030	$1,976	$2,029
% Change from previous Qtr.	25.7%	63.0%	-44.1%	1.4%	42.4%	-34.8%	2.7%
Dividends paid	$22,819	$23,788	$24,764	$26,516	$26,565	$27,741	$28,565
Purchases of common stock	$-	$-	$-	$6,564	$-	$-	$-
Gross Leverage Ratio	4.33	4.22	4.46	4.36	4.28	5.08	4.97
Net Leverage Ratio	2.94	2.93	2.89	2.87	2.92	2.93	2.92
Customer Connections – end of period
On-Net	63,366	65,407	67,370	68,770	71,066	72,415	73,870
% Change from previous Qtr.	3.3%	3.2%	3.0%	2.1%	3.3%	1.9%	2.0%
Off-Net	10,241	10,480	10,698	10,974	11,138	11,321	11,503
% Change from previous Qtr.	2.9%	2.3%	2.1%	2.6%	1.5%	1.6%	1.6%
Non-Core (1)	307	306	307	362	318	318	319
% Change from previous Qtr.	-5.8%	-0.3%	0.3%	17.9%	-12.2%	-%	-0.3%
Total customer connections	73,194	76,193	78,375	80,106	82,522	84,054	85,692
% Change from previous Qtr.	3.2%	3.1%	2.9%	2.2%	3.0%	1.9%	1.9%
On-Net Buildings – end of period
Multi-Tenant office buildings	1,672	1,710	1,720	1,735	1,746	1,751	1,757
Carrier neutral data center buildings	816	837	863	889	908	933	960
Cogent data centers	53	52	52	52	52	53	54
Total on-net buildings	2,541	2,599	2,635	2,676	2,706	2,737	2,771
Square feet – multi-tenant office buildings – on-net	911,283,287	927,410,239	934,535,144	944,232,756	949,486,923	951,031,709	954,013,024
Network– end of period
Intercity route miles	57,403	57,403	57,403	57,426	57,426	57,426	57,426
Metro fiber miles	31,850	31,953	32,579	32,946	33,664	34,163	34,985
Connected networks – AS’s	6,247	6,363	6,510	6,588	6,668	6,762	6,844
Headcount – end of period
Sales force – quota bearing	432	438	453	487	501	519	530
Sales force - total	555	566	583	619	639	656	667
Total employees	908	917	938	974	997	1,026	1,036
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	5.7	5.7	5.8	5.7	5.1	4.9	4.4
FTE – sales reps	427	413	418	436	464	478	488

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).
(2)	Network operations expense excludes equity-based compensation expense of $189, $232, $250, $224, $180, $226 and $282 in the three month periods ended March 31, 2018 through September 30, 2019, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $3,157, $3,108, $3,010, $3,234, $3,391, $3,191 and $3,998 in the three month periods ended March 31, 2018 through September 30, 2019, respectively.
(3)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.
(4)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.
(5)	Excludes equity-based compensation expense of $3,595, $4,463, $4,571, $4,184, $3,254, $5,063 and $4,515 in the three month periods ended March 31, 2018 through September 30, 2019, respectively.
(6)	See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business. EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to net cash provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019
Net cash provided by operating activities	$30,179	$31,271	$31,745	$40,726	$28,637	$40,632	$33,443
Changes in operating assets and liabilities	2,919	2,408	4,254	(4,361)	6,727	(5,729)	3,785
Cash interest expense and income tax expense	10,994	12,229	10,937	11,214	12,197	12,202	13,287
EBITDA	$44,092	$45,908	$46,936	$47,579	$47,561	$47,105	$50,515
PLUS: Gains on asset related transactions	117	357	416	92	536	185	87
EBITDA, as adjusted	$44,209	$46,265	$47,352	$47,671	$48,097	$47,290	$50,602
EBITDA margin	34.3%	35.5%	36.1%	36.0%	35.5%	34.9%	36.9%
EBITDA, as adjusted, margin	34.3%	35.8%	36.4%	36.1%	35.9%	35.1%	37.0%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019
Service revenue, as reported – current period	$128,706	$129,296	$130,139	$132,049	$134,137	$134,789	$136,942
Impact of foreign currencies on service revenue	(981)	802	613	465	135	260	176
Service revenue - as adjusted for currency impact (1)	$127,725	$130,098	$130,752	$132,514	$134,272	$135,049	$137,118
Service revenue, as reported – prior sequential period	$125,226	$128,706	$129,296	$130,139	$132,049	$134,137	$134,789
Constant currency increase	$2,499	$1,392	$1,456	$2,375	$2,223	$912	$2,329
Constant currency percent increase	2.0%	1.1%	1.1%	1.8%	1.7%	0.7%	1.7%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019
Service revenue, as reported – current period	$128,706	$129,296	$130,139	$132,049	$134,137	$134,789	$136,942
Impact of foreign currencies on service revenue	(3,280)	(1,937)	445	896	2,078	1,505	1,058
Service revenue - as adjusted for currency impact (2)	$125,426	$127,359	$130,584	$132,945	$136,215	$136,294	$138,000
Service revenue, as reported – prior year period	$117,203	$119,777	$122,969	$125,226	$128,706	$129,296	$130,139
Constant currency increase	$8,223	$7,582	$7,615	$7,719	$7,509	$6,998	$7,861
Percent increase	7.0%	6.3%	6.2%	6.2%	5.8%	5.4%	6.0%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019
Service revenue total	$128,706	$129,296	$130,139	$132,049	$134,137	$134,789	$136,942
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	74,663	74,595	74,891	76,612	74,413	74,386	75,259
GAAP Gross Profit (1)	$54,043	$54,701	$55,248	$55,437	$59,724	$60,403	$61,683
Plus - Equity-based compensation – network operations expense	189	232	250	224	180	226	282
Plus – Depreciation and amortization expense	19,788	20,216	20,276	20,952	20,263	19,979	20,006
Non-GAAP Gross Profit (2)	$74,020	$75,149	$75,774	$76,613	$80,167	$80,608	$81,971
GAAP Gross Margin (1)	42.0%	42.3%	42.5%	42.0%	44.5%	44.8%	45.0%
Non-GAAP Gross Margin (2)	57.5%	58.1%	58.2%	58.0%	59.8%	59.8%	59.9%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted. Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) – unaudited	As of June 30, 2019	As of September 30, 2019
Cash and cash equivalents	$409,279	$396,271
Debt
Capital (finance) leases – current portion	7,700	7,884
Capital (finance) leases – long term	160,487	160,178
Senior unsecured notes	189,225	189,225
Senior secured notes	445,000	445,000
Senior unsecured Euro notes	153,508	147,379
Note payable	11,948	12,838
Total debt	967,868	962,504
Total net debt	558,589	566,233
Trailing 12 months EBITDA, as adjusted	190,410	193,660
Gross leverage ratio	5.08	4.97
Net leverage ratio	2.93	2.92

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2019 AND DECEMBER 31, 2018

(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$396,271	$276,093
Accounts receivable, net of allowance for doubtful accounts of $1,758 and $1,263, respectively	41,292	41,709
Prepaid expenses and other current assets	36,810	32,535
Total current assets	474,373	350,337
Property and equipment, net	370,825	375,325
Right-of-use leased assets	72,591	—
Deferred tax assets	—	2,733
Deposits and other assets	14,555	11,455
Total assets	$932,344	$739,850

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,849	$8,519
Accrued and other current liabilities	49,115	51,431
Installment payment agreement, current portion, net of discount of $391 and $395, respectively	9,078	8,283
Current maturities, operating lease liabilities	10,299	—
Current maturities, finance lease obligations	7,884	7,074
Total current liabilities	86,225	75,307
Senior secured 2022 notes, net of unamortized debt costs of $2,101 and $2,695, respectively and including premium of $1,092 and $1,405, respectively	443,991	443,710
Senior unsecured 2024 Euro notes, net of unamortized debt costs of $1,483	145,896	—
Senior unsecured 2021 notes, net of unamortized debt costs of $1,015 and $1,476, respectively	188,210	187,749
Operating lease liabilities, net of current maturities	85,331	—
Finance lease obligations, net of current maturities	160,178	156,706
Other long term liabilities	13,014	25,380
Total liabilities	1,122,845	888,852
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 46,821,586 and 46,336,499 shares issued and outstanding, respectively	47	46
Additional paid-in capital	487,396	471,331
Accumulated other comprehensive income — foreign currency translation	(15,676)	(10,928)
Accumulated deficit	(662,268)	(609,451)
Total stockholders’ deficit	(190,501)	(149,002)
Total liabilities and stockholders’ deficit	$932,344	$739,850

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 AND SEPTEMBER 30, 2018

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	September 30, 2019	September 30, 2018
	(Unaudited)	(Unaudited)
Service revenue	$136,942	$130,139
Operating expenses:
Network operations (including $282 and $250 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	55,253	54,615
Selling, general, and administrative (including $4,515 and $4,571 of equity-based compensation expense, respectively)	35,971	33,409
Depreciation and amortization	20,006	20,276
Total operating expenses	111,230	108,300
Gains on equipment transactions	87	416
Operating income	25,799	22,255
Interest income and other, net	8,347	1,937
Interest expense	(15,191)	(12,767)
Income before income taxes	18,955	11,425
Income tax provision	(5,254)	(3,194)
Net income	$13,701	$8,231

Comprehensive income:
Net income	$13,701	$8,231
Foreign currency translation adjustment	(4,709)	(485)
Comprehensive income	$8,992	$7,746

Net income per common share:
Basic net income per common share	$0.30	$0.18
Diluted net income per common share	$0.30	$0.18
Dividends declared per common share	$0.62	$0.54

Weighted-average common shares - basic	45,438,656	45,105,830

Weighted-average common shares - diluted	46,019,691	45,699,635

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND SEPTEMBER 30, 2018

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2019	September 30, 2018
	(Unaudited)	(Unaudited)
Service revenue	$405,866	$388,144
Operating expenses:
Network operations (including $688 and $671 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	163,811	163,868
Selling, general, and administrative (including $12,832 and $12,629 of equity-based compensation expense, respectively)	110,396	100,637
Depreciation and amortization	60,246	60,280
Total operating expenses	334,453	324,785
Gains on equipment transactions	808	891
Operating income	72,221	64,250
Interest income and other, net	11,927	3,817
Interest expense	(42,243)	(37,547)
Income before income taxes	41,905	30,520
Income tax provision	(11,851)	(8,953)
Net income	$30,054	$21,567

Comprehensive income:
Net income	$30,054	$21,567
Foreign currency translation adjustment	(4,748)	(4,072)
Comprehensive income	$25,306	$17,495

Net income per common share:
Basic net income per common share	$0.66	$0.48
Diluted net income per common share	$0.65	$0.47

Dividends declared per common share	$1.80	$1.56

Weighted-average common shares - basic	45,428,305	45,096,472

Weighted-average common shares - diluted	45,948,331	45,591,217

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 AND SEPTEMBER 30, 2018

(IN THOUSANDS)

	Three Months	Three Months
	Ended	Ended
	September 30, 2019	September 30, 2018
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$13,701	$8,231
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,006	20,276
Amortization of debt costs and premium	486	375
Equity-based compensation expense (net of amounts capitalized)	4,796	4,821
Gains - equipment transactions and other, net	176	(288)
Unrealized gain on 2024 Euro notes	(6,128)
Deferred income taxes	4,454	2,712
Changes in operating assets and liabilities:
Accounts receivable	(1,048)	(1,539)
Prepaid expenses and other current assets	(1,315)	(32)
Accounts payable, accrued liabilities and other long-term liabilities	(3,738)	(3,055)
Deposits and other assets	2,053	244
Net cash provided by operating activities	33,443	31,745
Cash flows from investing activities:
Purchases of property and equipment	(12,051)	(12,107)
Net cash used in investing activities	(12,051)	(12,107)
Cash flows from financing activities:
Dividends paid	(28,565)	(24,764)
Net proceeds from issuance of 2022 secured notes – net of debt costs of $1,363	—	69,862
Proceeds from exercises of stock options	351	518
Principal payments on installment payment agreement	(2,574)	(2,634)
Principal payments of finance lease obligations	(2,029)	(2,099)
Net cash (used in) provided by financing activities	(32,817)	40,883
Effect of exchange rates changes on cash	(1.583)	(245)
Net (decrease) increase in cash and cash equivalents	(13,008)	60,276
Cash and cash equivalents, beginning of period	409,279	224,282
Cash and cash equivalents, end of period	$396,271	$284,558

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND SEPTEMBER 30, 2018

(IN THOUSANDS)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2019	September 30, 2018
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$30,054	$21,567
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,246	60,280
Amortization of debt costs and premium	1,328	1,126
Equity-based compensation expense (net of amounts capitalized)	13,520	13,300
Gains - equipment transactions and other, net	(131)	(727)
Unrealized gain on 2024 Euro notes	(6,305)
Deferred income taxes	9,285	7,527
Changes in operating assets and liabilities:
Accounts receivable	(43)	(2,280)
Prepaid expenses and other current assets	(4,862)	(663)
Accounts payable, accrued liabilities and other long-term liabilities	1,350	(5,473)
Deposits and other assets	(1,730)	(1,462)
Net cash provided by operating activities	102,712	93,195
Cash flows from investing activities:
Purchases of property and equipment	(37,059)	(39,000)
Net cash used in investing activities	(37,059)	(39,000)
Cash flows from financing activities:
Dividends paid	(82,871)	(71,371)
Net proceeds from issuance of 2022 secured notes – net of debt costs of $1,363	—	69,862
Net proceeds from issuance of senior unsecured 2024 Euro notes - net of debt costs of $1,556	152,128	—
Proceeds from exercises of stock options	1,270	1,520
Principal payments on installment payment agreement	(7,348)	(6,888)
Principal payments of finance lease obligations	(7,035)	(8,158)
Net cash provided by (used in) financing activities	56,144	(15,035)
Effect of exchange rates changes on cash	(1.619)	(1,613)
Net increase in cash and cash equivalents	120,178	37,547
Cash and cash equivalents, beginning of period	276,093	247,011
Cash and cash equivalents, end of period	$396,271	$284,558

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2018. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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